Exhibit 99.1

Republic Bancorp, Inc. Reports First Quarter 2014 Net Income of $12.0 Million and Diluted Earnings Per Class A Common Share of $0.58

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 17, 2014--Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report solid net income of $12.0 million for the first quarter of 2014 resulting in Diluted Earnings per Class A Common Share of $0.58. Return on average assets (“ROA”) and return on average equity (“ROE”) were 1.34% and 8.69%, respectively, for the first quarter of 2014.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “While the first quarter of 2014 presented many of the same challenges the industry faced in 2013, we experienced positive earnings momentum in our Republic Processing Group segment and were able to maintain our strong credit quality metrics, which continued to place us among the best in our peer group. Although we were not able to announce an acquisition during the first quarter of 2014, we continue to look at opportunities and remain optimistic that we will identify a long-term partner. Growth through acquisition will remain a primary focus for us into the foreseeable future.”

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”), (collectively the “Bank”).

The following table highlights Republic’s financial performance for the first quarter of 2014 compared to the same period in 2013:

	Three Months Ended
(dollars in thousands, except per share data)	3/31/14	3/31/13

Income Before Income Tax Expense	$18,523	$20,978
Net Income	$11,984	$13,356
Diluted Earnings per Class A Share	$0.58	$0.64
ROA	1.34%	1.55%
ROE	8.69%	9.83%

Results of Operations for the First Quarter of 2014 Compared to the First Quarter of 2013

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $5.4 million for the first quarter of 2014, a decrease of $2.8 million from the first quarter of 2013. The decline in net income at the Core Bank was largely attributable to lower net interest income and lower Mortgage Banking income. The declines in these revenue sources were partially offset by a positive reduction in salary expenses for the first quarter of 2014.

Net interest income within the Core Bank decreased $1.9 million to $27.2 million for the first quarter of 2014. The Core Bank’s net interest margin during the first quarter of 2014 was 3.29% compared to 3.60% for the first quarter of 2013. Net interest income at the Core Bank continued to benefit from discount accretion on loans acquired from the Company’s 2012 FDIC-assisted acquisitions. Altogether, this discount accretion totaled $2.1 million for the first quarter of 2014 compared to $1.5 for the first quarter of 2013, adding 25 and 18 basis points, respectively, to the Core Bank’s net interest margin for these periods.

The Core Bank’s net interest income also declined for the quarter due to a $45 million positive reduction of credit-impaired loans at the acquired bank locations. During this same time period, organically generated commercial real estate loans increased $62 million, while Mortgage Warehouse lines of credit declined $37 million due to a national slowdown of consumer home loan refinance activity. The Company is optimistic that recent lending initiatives, such as Correspondent Lending, will have a positive impact on its ability to grow loans in the future.

The Core Bank’s provision for loan losses reflected a net credit of $240,000 during the first quarter of 2014 compared to a net credit of $26,000 during the first quarter of 2013. The overall net credit to the Core Bank’s provision for the first quarter of 2014 was primarily attributable to the generally positive dispositions of its purchased credit-impaired loans from its 2012 FDIC-assisted acquisitions, which led to a recovery of previously required loan loss reserves for these loans. In addition, the Core Bank experienced no individually large loan impairment charges within its loan loss provision during the first quarters of 2014 or 2013.

The table below illustrates the Core Bank’s continuing well-regarded credit quality ratios for the most recent quarter end and the previous three calendar year ends:

	As of and for the period ending:

Core Banking Credit Quality Ratios	3/31/14	12/31/13	12/31/12	12/31/11

Non-performing loans / Total loans	0.93%	0.81%	0.82%	1.02%

Non-performing assets / Total loans (including OREO)	1.58%	1.46%	1.79%	1.49%

Delinquent loans / Total loans	0.56%	0.63%	0.79%	1.07%

Net loan charge-offs / Average loans	0.07%	0.18%	0.34%	0.24%
(Annualized as of 3/31/14)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $6.4 million for the first quarter of 2014 compared to $10.0 million for the first quarter of 2013. Mortgage banking income decreased from a strong $3.3 million during the first quarter of 2013 to $486,000 for the same period in 2014, as the overall demand for secondary market mortgage products decreased dramatically from the first quarter of 2013 due to an increase in long-term mortgage rates. Additionally contributing to the decline in non-interest income from the first quarter of 2013 was a $1.3 million decrease to the Core Bank’s “bargain purchase gain” category, as the Company recorded a positive adjustment during the first quarter of 2013 resulting from better than projected cash flows of the Bank’s loans acquired from its September 2012 First Commercial Bank transaction.

Core Bank non-interest expenses decreased $228,000 from the first quarter of 2013 to $25.8 million during the same period in 2014. Salaries and benefits expense decreased $985,000 primarily due to the Bank’s modest reduction in force during the fourth quarter of 2013, a decrease in incentive compensation payout estimates for 2014 and a reduction in contract labor costs associated with the first quarter 2013 systems integration of the Bank’s September 2012 FDIC-assisted acquisition. Additionally, marketing expenses decreased $308,000 as the Bank significantly ramped up its marketing efforts during the first quarter of 2013 for a $0 closing cost promotion of fixed rate mortgage loan products. The $0 closing cost promotion was discontinued in September 2013.

Offsetting the decreases in non-interest expenses noted above was a $517,000 increase to occupancy expense resulting from significantly higher snow removal and utilities costs, acceleration of depreciable lives of obsolete fixed assets, and additional data security costs. In addition, rent expense increased due to a new Nashville banking center opened in the third quarter of 2013 and additional space acquired for the Bank’s support offices.

Republic Processing Group (“RPG”) – RPG’s first quarter 2014 net income increased $1.4 million, or 28%, over the same period in 2013. The higher profitability was primarily driven by the Tax Refund Solutions (“TRS”) division, which experienced a 77% increase in the dollar volume of tax refunds processed. This increase was driven by a rise in self-prepared, on-line product volume in combination with growth in retail store-front traffic as the result of new contracts between the Company and third party tax preparation companies.

The TRS division of RPG derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of a year, as the Company prepares for the next tax season.

Conclusion

“As we look ahead to the remainder of 2014, growing our loan portfolio will be our number one focus for the year. While headwinds to growth remain in place, we saw positive signs in recent business activity during the first quarter. Included among them is growth in the one-month average balance of our mortgage warehouse lines of credit during March 2014, its highest such level since July 2013. Our commercial loan pipeline of potential new deals increased 70% from year-end 2013 to the end of the first quarter of 2014. In addition, our correspondent lending area received its first rate lock requests during the first week of April 2014.

Lastly, we finalized a branding marketing campaign during the first quarter of 2014 that will be rolled out to the public early in the second quarter. This campaign represents the largest marketing endeavor in our Company’s history and will further enhance the public’s awareness of our Company and the fantastic products and services we offer. We are excited about the campaign’s message – Republic Bank. It’s just easier here SM - and look forward to the positive results we expect it to generate for our clients, our associates, and our shareholders. As always, ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow’,” concluded Trager.

Republic Bancorp, Inc. currently has 42 banking centers and is the parent company of Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”). RB&T has 33 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; and two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville). RB has banking centers in Hudson, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Republic offers internet banking at www.republicbank.com. Republic has $3.5 billion in assets and is headquartered in Louisville, Kentucky. Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, future challenges of growing or maintaining non interest income, net interest income and net interest margin in the Company’s Core Bank operations, the future impact of expense reduction initiatives, the future growth and performance of Republic Processing Group, current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2013. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Mar. 31, 2014	Dec. 31, 2013
Assets:
Cash and cash equivalents	$343,386	$170,863
Investment securities	466,002	483,537
Mortgage loans held for sale, at fair value	2,414	3,506
Loans	2,574,334	2,589,792
Allowance for loan losses	(22,367)	(23,026)
Loans, net	2,551,967	2,566,766
Federal Home Loan Bank stock, at cost	28,310	28,342
Premises and equipment, net	32,948	32,908
Goodwill	10,168	10,168
Other real estate owned ("OREO")	16,914	17,102
Bank owned life insurance ("BOLI")	30,277	25,086
Other assets and accrued interest receivable	24,786	33,626
Total assets	$3,507,172	$3,371,904

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$568,162	$488,642
Interest-bearing	1,516,050	1,502,215
Total deposits	2,084,212	1,990,857

Securities sold under agreements to repurchase and other short-term borrowings	222,174	165,555
Federal Home Loan Bank advances	582,000	605,000
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	26,688	26,459
Total liabilities	2,956,314	2,829,111

Stockholders' equity	550,858	542,793
Total liabilities and Stockholders' equity	$3,507,172	$3,371,904

Average Balance Sheet Data
	Three Months Ended Mar. 31,
	2014	2013
Assets:
Investment securities, including FHLB stock	$499,698	$509,006
Federal funds sold and other interest-earning deposits	306,535	186,237
Loans and fees, including loans held for sale	2,564,188	2,582,932
Total interest-earning assets	3,370,421	3,278,175
Total assets	3,571,061	3,449,681

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$639,785	$570,619
Interest-bearing deposits	1,504,820	1,511,906
Securities sold under agreements to repurchase and other short-term borrowings	223,079	202,924
Federal Home Loan Bank advances	595,061	552,080
Subordinated note	41,240	41,240
Total interest-bearing liabilities	2,364,200	2,308,150
Stockholders' equity	551,909	543,506

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Mar. 31,
	2014	2013

Total interest income(1)	$32,497	$34,401
Total interest expense	5,193	5,271

Net interest income	27,304	29,130

Provision for loan losses	(703)	(625)

Non-interest income:
Service charges on deposit accounts	3,295	3,210
Net refund transfer fees	14,388	12,014
Mortgage banking income	486	3,274
Debit card interchange fee income	1,935	1,811
Bargain purchase gain - First Commercial Bank ("FCB")	-	1,324
Net gain on sales of OREO	402	277
Increase in cash surrender value of BOLI	191	-
Other	763	615
Total Non-interest income	21,460	22,525

Non-interest expenses:
Salaries and employee benefits	14,483	16,114
Occupancy and equipment, net	5,822	5,577
Communication and transportation	1,026	1,030
Marketing and development	592	902
FDIC insurance expense	569	413
Bank franchise tax expense	2,339	1,715
Data processing	841	716
Debit card interchange expense	954	843
Supplies	440	354
OREO expense	1,070	889
Legal expense	412	430
Other	2,396	2,319
Total Non-interest expenses	30,944	31,302

Income before income tax expense	18,523	20,978
Income tax expense	6,539	7,622

Net income	$11,984	$13,356

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

	As of and for the
	Three Months Ended Mar. 31,
	2014	2013
Per Share Data:

Basic average shares outstanding	20,796	20,864
Diluted average shares outstanding	20,893	20,933

End of period shares outstanding:
Class A Common Stock	18,530	18,513
Class B Common Stock	2,260	2,264

Book value per share(2)	$26.50	$26.12
Tangible book value per share(2)	25.76	25.38

Earnings per share:
Basic earnings per Class A Common Stock	$0.58	$0.64
Basic earnings per Class B Common Stock	0.56	0.63
Diluted earnings per Class A Common Stock	0.58	0.64
Diluted earnings per Class B Common Stock	0.56	0.62

Cash dividends declared per share:
Class A Common Stock	$0.176	$0.165
Class B Common Stock	0.160	0.150

Performance Ratios:

Return on average assets	1.34%	1.55%
Return on average equity	8.69	9.83
Efficiency ratio(3)	63	61
Yield on average interest-earning assets	3.86	4.20
Cost of interest-bearing liabilities	0.88	0.91
Cost of deposits(4)	0.18	0.20
Net interest spread	2.98	3.29
Net interest margin - Total Company	3.24	3.55
Net interest margin - Traditional Bank	3.29	3.60

Other Information:

End of period full-time equivalent employees	735	797
Number of banking centers	42	44

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the
	Three Months Ended Mar. 31,
	2014	2013
Credit Quality Asset Balances:

Loans on non-accrual status	$21,792	$18,161
Loans past due 90-days-or-more and still on accrual	2,247	2,752
Total non-performing loans	24,039	20,913
OREO	16,914	18,689
Total non-performing assets	$40,953	$39,602
Total delinquent loans	$14,443	$19,813

Credit Quality Ratios:

Non-performing loans to total loans	0.93%	0.80%
Non-performing assets to total loans (including OREO)	1.58	1.51
Non-performing assets to total assets	1.17	1.16
Allowance for loan losses to total loans	0.87	0.91
Allowance for loan losses to non-performing loans	93	113
Delinquent loans to total loans(5)	0.56	0.76
Net loan charge-offs (recoveries) to average loans (annualized) - Total Company	(0.01)	(0.07)
Net loan charge-offs to average loans (annualized) - Core Bank	0.07	0.02

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013
Assets:
Cash and cash equivalents	$343,386	$170,863	$141,585	$97,690	$207,451
Investment securities	466,002	483,537	533,681	475,500	473,726
Mortgage loans held for sale, at fair value	2,414	3,506	9,803	24,174	20,726
Loans	2,574,334	2,589,792	2,553,435	2,618,029	2,598,642
Allowance for loan losses	(22,367)	(23,026)	(23,492)	(22,491)	(23,563)
Loans, net	2,551,967	2,566,766	2,529,943	2,595,538	2,575,079
Federal Home Loan Bank stock, at cost	28,310	28,342	28,342	28,342	28,342
Premises and Equipment, net	32,948	32,908	32,626	32,629	33,535
Goodwill	10,168	10,168	10,168	10,168	10,168
OREO	16,914	17,102	15,247	15,248	18,689
BOLI	30,277	25,086	-	-	-
Other assets and interest receivable	24,786	33,626	30,486	37,776	33,642
Total assets	$3,507,172	$3,371,904	$3,331,881	$3,317,065	$3,401,358

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$568,162	$488,642	$492,126	$487,787	$524,149
Interest-bearing	1,516,050	1,502,215	1,527,659	1,483,260	1,547,647
Total deposits	2,084,212	1,990,857	2,019,785	1,971,047	2,071,796

Securities sold under agreements to repurchase and other short-term borrowings	222,174	165,555	106,373	128,532	120,217
Federal Home Loan Bank advances	582,000	605,000	587,020	592,044	572,570
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	26,688	26,459	31,953	40,135	52,800
Total liabilities	2,956,314	2,829,111	2,786,371	2,772,998	2,858,623

Stockholders' equity	550,858	542,793	545,510	544,067	542,735
Total liabilities and Stockholders' equity	$3,507,172	$3,371,904	$3,331,881	$3,317,065	$3,401,358

Average Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013
Assets:
Investment securities, including FHLB stock	$499,698	$559,146	$530,759	$511,225	$509,006
Federal funds sold and other interest-earning deposits	306,535	157,579	113,042	127,696	186,237
Loans and fees, including loans held for sale	2,564,188	2,550,770	2,576,606	2,590,643	2,582,932
Total interest-earning assets	3,370,421	3,267,495	3,220,407	3,229,564	3,278,175
Total assets	3,571,061	3,398,055	3,339,596	3,355,109	3,449,681

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$639,785	$505,115	$488,386	$492,442	$570,619
Interest-bearing deposits	1,504,820	1,518,221	1,513,330	1,515,878	1,511,906
Securities sold under agreements to repurchase and other short-term borrowings	223,079	190,568	139,293	149,237	202,924
Federal Home Loan Bank advances	595,061	580,537	592,735	588,712	552,080
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,364,200	2,330,566	2,286,598	2,295,067	2,308,150
Stockholders' equity	551,909	547,946	547,439	548,644	543,506

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013

Total interest income(1)	$32,497	$32,039	$34,009	$34,119	$34,401
Total interest expense	5,193	5,300	5,470	5,352	5,271
Net interest income	27,304	26,739	28,539	28,767	29,130

Provision for loan losses	(703)	503	2,200	905	(625)

Non-interest income:
Service charges on deposit accounts	3,295	3,569	3,676	3,498	3,210
Net refund transfer fees	14,388	35	152	1,683	12,014
Mortgage banking income	486	778	1,026	2,180	3,274
Debit card interchange fee income	1,935	1,526	1,519	1,656	1,811
Bargain purchase gain - FCB	-	-	-	-	1,324
Net gain on sales of OREO	402	457	403	1,034	277
Increase in cash surrender value of BOLI	191	86	-	-	-
Other	763	671	763	732	615
Total Non-interest income	21,460	7,122	7,539	10,783	22,525

Non-interest expenses:
Salaries and employee benefits	14,483	14,352	12,226	15,086	16,114
Occupancy and equipment, net	5,822	5,564	5,462	5,315	5,577
Communication and transportation	1,026	1,117	990	991	1,030
Marketing and development	592	786	785	880	902
FDIC insurance expense	569	448	419	402	413
Bank franchise tax expense	2,339	836	707	857	1,715
Data processing	841	891	934	792	716
Debit card interchange expense	954	634	655	718	843
Supplies	440	357	228	218	354
OREO expense	1,070	1,115	497	945	889
Legal expense	412	1,516	1,343	1,338	430
Other	2,396	2,721	2,079	2,157	2,319
Total Non-interest expenses	30,944	30,337	26,325	29,699	31,302

Income before income tax expense	18,523	3,021	7,553	8,946	20,978
Income tax expense	6,539	1,676	2,950	2,827	7,622

Net income	$11,984	$1,345	$4,603	$6,119	$13,356

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013
Per Share Data:

Basic average shares outstanding	20,796	20,796	20,787	20,782	20,864
Diluted average shares outstanding	20,893	20,899	20,927	20,858	20,933

End of period shares outstanding:
Class A Common Stock	18,530	18,541	18,534	18,522	18,513
Class B Common Stock	2,260	2,260	2,260	2,260	2,264

Book value per share(2)	$26.50	$26.09	$26.23	$26.18	$26.12
Tangible book value per share(2)	25.76	25.35	25.47	25.42	25.38

Earnings per share:
Basic earnings per Class A Common Stock	$0.58	$0.07	$0.22	$0.30	$0.64
Basic earnings per Class B Common Stock	0.56	0.05	0.21	0.28	0.63
Diluted earnings per Class A Common Stock	0.58	0.07	0.22	0.30	0.64
Diluted earnings per Class B Common Stock	0.56	0.05	0.21	0.28	0.62

Cash dividends declared per share:
Class A Common Stock	$0.176	$0.176	$0.176	$0.176	$0.165
Class B Common Stock	0.160	0.160	0.160	0.160	0.150

Performance Ratios:

Return on average assets	1.34%	0.16%	0.55%	0.73%	1.55%
Return on average equity	8.69	0.98	3.36	4.46	9.83
Efficiency ratio(3)	63	90	73	75	61
Yield on average interest-earning assets	3.86	3.92	4.22	4.23	4.20
Cost of interest-bearing liabilities	0.88	0.91	0.96	0.93	0.91
Cost of deposits(4)	0.18	0.20	0.21	0.19	0.20
Net interest spread	2.98	3.01	3.26	3.30	3.29
Net interest margin - Total Company	3.24	3.27	3.54	3.56	3.55
Net interest margin - Traditional Bank	3.29	3.27	3.54	3.57	3.60

Other Information:

End of period full-time equivalent employees	735	736	796	791	797
Number of banking centers	42	45	45	44	44

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013
Credit Quality Asset Balances:
Loans on non-accrual status	$21,792	$19,104	$18,407	$21,922	$18,161
Loans past due 90-days-or-more and still on accrual	2,247	1,974	1,839	2,159	2,752
Total non-performing loans	24,039	21,078	20,246	24,081	20,913
OREO	16,914	17,102	15,247	15,248	18,689
Total non-performing assets	$40,953	$38,180	$35,493	$39,329	$39,602
Total delinquent loans	$14,443	$16,223	$15,087	$16,197	$19,813

Credit Quality Ratios:
Non-performing loans to total loans	0.93%	0.81%	0.79%	0.92%	0.80%
Non-performing assets to total loans (including OREO)	1.58	1.46	1.38	1.49	1.51
Non-performing assets to total assets	1.17	1.13	1.07	1.19	1.16
Allowance for loan losses to total loans	0.87	0.89	0.92	0.86	0.91
Allowance for loan losses to non-performing loans	93	109	116	93	113
Delinquent loans to total loans(5)	0.56	0.63	0.59	0.62	0.76
Net loan c/o (recoveries) to avg loans (annualized) - Total Company	(0.01)	0.15	0.19	0.31	(0.07)
Net loan c/o (recoveries) to avg loans (annualized) - Core Bank	0.07	0.16	0.19	0.33	0.02

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar.

As of March 31, 2014, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). Along with the Tax Refund Solutions (“TRS”) division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) operate as divisions of the RPG segment.

Nationally, through RB&T, RPG facilitates the receipt and payment of federal and state tax refund products under the TRS division. Through RB, the RPS division is an issuing bank offering general purpose reloadable prepaid debit cards through third party program managers. Through RB&T and RB, the RCS division is piloting short-term consumer credit products.

For the projected near-term, as programs are being established, the operating results of the RPG divisions will be reported as part of the RPG business operating segment and will not be reported as separate business operating segments until such time, if any, that they become material to the Company’s overall results of operations.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations, while servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations. Net refund transfer fees provide the majority of revenues for RPG. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2013 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)

Segment information for the three months ended March 31, 2014 and 2013 follows:

	Three Months Ended March 31, 2014
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$27,113	$46	$145	$27,304

Provision for loan losses	(240)	-	(463)	(703)

Net refund transfer fees	-	-	14,388	14,388
Mortgage banking income	-	486	-	486
Other non-interest income	5,819	74	693	6,586
Total non-interest income	5,819	560	15,081	21,460

Total non-interest expenses	24,607	1,210	5,127	30,944

Income before income tax expense	8,565	(604)	10,562	18,523
Income tax expense	2,784	(211)	3,966	6,539
Net income	$5,781	$(393)	$6,596	$11,984

Segment end of period assets	$3,441,183	$8,062	$57,927	$3,507,172

Net interest margin	3.29%	NM	NM	3.24%

	Three Months Ended March 31, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,961	$113	$56	$29,130

Provision for loan losses	(26)	-	(599)	(625)

Net refund transfer fees	-	-	12,014	12,014
Mortgage banking income	-	3,274	-	3,274
Bargain purchase gain - FCB	1,324	-	-	1,324
Other non-interest income	5,397	8	508	5,913
Total non-interest income	6,721	3,282	12,522	22,525

Total non-interest expenses	25,182	863	5,257	31,302

Income before income tax expense	10,526	2,532	7,920	20,978
Income tax expense	3,964	886	2,772	7,622
Net income	$6,562	$1,646	$5,148	$13,356

Segment end of period assets	$3,316,188	$25,989	$59,181	$3,401,358

Net interest margin	3.60%	NM	NM	3.55%

Republic Bancorp, Inc. Financial Information
First Quarter 2014 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $3.1 million and $2.6 million for the quarters ended March 31, 2014 and 2013.

The amount of loan fee income included in total interest income per quarter was as follows: $3.1 million (quarter ended March 31, 2014), $2.1 million (quarter ended December 31, 2013), $3.3 million (quarter ended September 30, 2013), $3.0 million (quarter ended June 30, 2013), and $2.6 million (quarter ended March 31, 2013).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. generally accepted accounting principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013
Total stockholders' equity (a)	$550,858	$542,793	$545,510	$544,067	$542,735
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	289	388	454
Less: Mortgage servicing rights	5,227	5,409	5,482	5,305	4,858
Tangible stockholders' equity (c)	$535,463	$527,216	$529,571	$528,206	$527,255

Total assets (b)	$3,507,172	$3,371,904	$3,331,881	$3,317,065	$3,401,358
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	289	388	454
Less: Mortgage servicing rights	5,227	5,409	5,482	5,305	4,858
Tangible assets (d)	$3,491,777	$3,356,327	$3,315,942	$3,301,204	$3,385,878

Total stockholders' equity to total assets (a/b)	15.71%	16.10%	16.37%	16.40%	15.96%
Tangible stockholders' equity to tangible assets (c/d)	15.33%	15.71%	15.97%	16.00%	15.57%

Number of shares outstanding (e)	20,790	20,801	20,794	20,782	20,777

Book value per share (a/e)	$26.50	$26.09	$26.23	$26.18	$26.12
Tangible book value per share (c/e)	25.76	25.35	25.47	25.42	25.38

(3) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(4) – The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average non interest-bearing deposits.

(5) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due loans divided by total loans.

NA – Not applicable

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer